SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report:  April  15, 1997

                 NEW ENGLAND BUSINESS SERVICE, INC.
       (Exact name of registrant as specified in its charter)

Delaware				                               	04-2942374
(State or other jurisdiction		(Commission		(IRS Employer
 of incorporation)		          File Number)		Identification No.)

500 Main Street, Groton, MA		              01471
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code:  (508) 448-6111

Item 2.	Acquisition or Disposition of Assets

On March 31, 1997, New England Business Service, Inc. (NEBS) acquired all of the assets and assumed certain liabilities of Chiswick Trading, Inc. (Chiswick) for consideration of approximately $34,600,000 in cash and approximately $8,400,000 in shares of NEBS common stock, for an aggregate purchase price of $43,000,000. The source of the cash for the purchase price was a loan made to NEBS in the ordinary course of business under its revolving line of credit with The First National Bank of Boston and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

Chiswick markets a line of retail and industrial packaging, shipping and warehouse supplies sold primarily to small wholesalers, manufacturers and retailers. NEBS intends to continue to use the assets acquired from Chiswick for these purposes. Chiswicks headquarters are located in Sudbury, Massachusetts, where Chiswick will continue to operate as a division of NEBS.

In negotiating the amount of consideration to be paid for the assets of Chiswick, NEBS considered, among other things, the following factors with respect to Chiswick: historical and projected financial results, the quality and performance of management, the market values of comparable public companies, and the projected financial performance of Chiswick and NEBS on a combined basis.

There is no material relationship between NEBS and Chiswick or any of their respective officers, directors or stockholders, other than the Asset Purchase Agreement pursuant to which the acquisition was made and the other agreements pertaining thereto, including without limitation the lease agreements for real property. Upon consummation of the transaction, Theodore Pasquarello, Chiswick's sole shareholder, was named an Exective Vice President of NEBS.

Item 5.	Other Events.

	NEBS entered into a Revolving Credit Agreement, dated as of March 26, 1997, with The First National Bank of Boston and Fleet National Bank (together with certain other financial institutions, the Banks), The First National Bank of Boston, as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks. The Revolving Credit Agreement provides for a revolving line of credit to NEBS of $60,000,000.

Item 7.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

It is impracticable at this time to provide the financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-
X. These financial statements will be filed by amendment hereto within 60 days of the date this Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

It is impracticable at this time to provide the pro forma information required by Article 11 of Regulation S-X. This pro forma information will be filed by amendment hereto within 60 days of the date this Report on Form 8-K is required to be filed.

(c)	Exhibits

Exhibit Number

2.1	Asset Purchase Agreement by and among New England Business
Service, Inc., Chiswick Trading, Inc. and Theodore Pasquarello dated as of March 31, 1997.

2.2	Agreement to Furnish Copies of Omitted Schedules and Exhibits to
Asset Purchase Agreement dated as of March 31, 1997.

10.1	Revolving Credit Agreement dated as of March 26, 1997, by and among New England Business Service, Inc., The First National
Bank of Boston and Fleet National Bank (together with certain other financial institutions, the Banks), The First National Bank of Boston, as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks.

10.2	Agreement to Furnish Copies of Omitted Schedules and Exhibits to
Revolving Credit Agreement dated March 26, 1997.

24.1	Consent of Independent Accountants.  (To be filed by amendment.)


	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.
	                            NEW ENGLAND BUSINESS SERVICE, INC.
		                    Registrant

DATED:  April  15, 1997	By:	     /s/ John F. Fairbanks
                                   		John F. Fairbanks
	                                   	VP, Chief Financial Officer